Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
August 9, 2011
We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of our report dated February 24, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in FelCor Lodging Trust Incorporated's Annual Report on Form 10‑K for the year ended December 31, 2010. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Dallas, TX